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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, (the "Agreement") is entered into as of July 1, 2000, between WESTPOINT STEVENS INC., a Delaware corporation with its principal place of business in West Point, Georgia (the "Company"), and DAVID C. MEEK, an individual resident of Greenville, SC (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the manufacturing and marketing of home fashion consumer products throughout the United States and abroad; and

         WHEREAS, the Executive is employed by the Company as its Executive Vice President/Finance and Chief Financial Officer;

         WHEREAS, the Company desires to continue the employment of the Executive, and the Executive desires to continue employment with the Company, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Effective Date. This Agreement is effective as of July 1, 2000 (the "Effective Date").

         2. Term. This Agreement shall be for a three-year term commencing on the Effective Date and shall be extended on a daily basis without further action by the Executive or the Company (such period of time, collectively, the "Term of Employment"); provided, however, that either party may, by written notice to the other party, cause the Term of Employment to cease to extend automatically. The Term of Employment shall end on the third anniversary of the date of such notice.

         3. Duties. During the Term of Employment, the Executive shall serve as the Company's Executive Vice President/Finance and Chief Financial Officer. In such capacities, the Executive shall oversee all financial matters relating to the Company (subject to the supervision of the Board of Directors (the "Board"), the Chief Executive Officer or the President) and shall also have such other or more specific responsibilities or duties consistent with the Executive's positions as Executive Vice President/Finance and Chief Financial Officer as may be determined and assigned to the Executive from time to time by or upon the authority of the Board, the Chief Executive Officer or the President. The Executive shall serve the Company faithfully and to the best of his ability in such capacities, devoting such business time, attention, knowledge, energy and skills to such employment as may be required by such duties; provided, however, that the Executive may devote reasonable periods of time to civic or community affairs and engage in other business and investment activities, so long as such activities do not, individually or in the aggregate, significantly interfere


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with the performance by the Executive of his duties under this Agreement or violate the provisions of Section 9 of this Agreement. If elected, the Executive also shall serve during any part of the Term of Employment as any other officer or a director of the Company or any subsidiary corporation or parent corporation of the Company without any compensation therefor other than as specified in this Agreement.

         4.       Compensation and Benefits.

                  (a) Base Salary. During the Term of Employment, the Company shall pay to the Executive a base salary, payable in accordance with the Company's standard payroll practices for senior executive employees, commencing at an annual rate of $386,000 ("Base Salary"); provided, however, that such Base Salary shall be reviewed at least annually by the Board of the Company or the Compensation Committee thereof in light of the Company's performance during the preceding year, and the Board or the Compensation Committee thereof may, in its sole discretion, increase (but not decrease) such Base Salary based on such review.

                  (b) Incentive Compensation. During the Term of Employment, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company. Without limiting the foregoing, the following shall apply:

                           (i)      the Executive shall participate in the top
bonus category of the Company's Senior Management Incentive Plan the (the "MIP"), as in effect from time to time, at a level commensurate with other senior executives of the Company;

                           (ii)     the Executive shall participate in the
Company's Key Employee Stock Bonus Plan (the "Stock Bonus Plan"), as in effect from time to time; and

                           (iii)    the Executive shall be entitled to
participate in grants of options and other awards under the Company's Omnibus Stock Incentive Plan (the "Omnibus Plan") or any successor or similar plans, the level of such participation to be commensurate with other senior executives of the Company, as determined in good faith by the Board or the Compensation Committee of the Company.

                  (c) Welfare Benefit Plans. During the Term of Employment, the Executive shall be entitled to participate in any medical, dental, disability, insurance, retirement, savings, vacation or other welfare or fringe benefit plans or programs made available to the Company's senior executive officers.

                  (d) Expenses. During the Term of Employment, the Executive shall be entitled to prompt reimbursement for all reasonable business-related expenses incurred by the Executive in accordance with the policies and procedures of the Company as in effect from time to time with respect to other senior executives.


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                  (e)      Vacation. During the Term of Employment, the
Executive shall be entitled to paid vacation in accordance with the policies of the Company as in effect with respect to other senior executives, but in no event shall such vacation time be less than five weeks per calendar year.

                  (f) Fringe Benefits. During the Term of Employment, the Executive shall be entitled to all of the fringe benefits that are from time to time available to other senior executives. Without limiting the foregoing, the Executive shall be entitled to (i) an automobile allowance in accordance with Company policy, and (ii) reasonable personal use of Company aircraft, provided that such use shall not interfere with the Company's business use of such aircraft.

                  (g) Club Membership. During the Term of Employment, the Company shall pay to the Executive the reasonable cost of membership (including initiation fees and dues) in a private club selected by the Executive; provided, however, that in the event that the Company terminates the Executive for Cause or the Executive voluntarily terminates employment with the Company without Good Reason prior to the fifth anniversary of the Effective Date, the Executive shall return to the Company (and the Company shall be entitled to withhold from any payment due the Executive with this Agreement or otherwise) the amount equal to such club initiation fee, multiplied by a fraction, the numerator of which is the number of whole calendar months remaining in the Term of Employment as of the termination date and the denominator of which is 60.

         5.       Termination.

                  (a) Disability. In the event of the Disability of the Executive during the Term of Employment, the Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, effective upon the 90th calendar day following the giving of such notice (or such later day as shall be specified in such notice) unless prior to such time the Executive shall have returned to the performance of his duties as required hereunder. For purposes of this provision, "Disability" shall mean any physical or mental disability or incapacity expected to be of long-continued or indefinite duration which renders the Executive incapable of performing in all material respects the essential functions of his regular duties and responsibilities with the Company.

                  (b) Death. In the event of the death of the Executive during the Term of Employment, this Agreement shall automatically terminate.

                  (c) Cause. The Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment under this Agreement for Cause, in which case this Agreement shall terminate, and the Executive shall be removed from office, effective as of the


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date specified by the Company in the notice (subject to the Executive's right to correct any conduct described in clause (iii) or (iv) of the definition of Cause below). For purposes of this Agreement, the term "Cause"shall mean:

                           (i)      fraud or embezzlement on the part of the
Executive or material breach by the Executive of his obligations under Section 9 hereof; or

                           (ii)     conviction of the Executive of any felony;
or

                           (iii)    a material breach of, or the willful failure
or refusal by the Executive to perform and discharge, the Executive's duties, responsibilities and obligations under this Agreement without Good Reason under clause (i) or (ii) of the definition thereof; or

                           (iv)     a material breach by the Executive of the
Company's Code of Conduct for Corporate Officers as in effect from time to time; or

                           (v)      any act of moral turpitude or willful
misconduct by the Executive intended to result in substantial personal enrichment of the Executive at the expense of the Company or any of its affiliates or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment).

For purposes of this provision, the Company shall be deemed to have Cause to terminate the Executive's employment due to conduct described in clause (iii) or (iv) above only if such conduct has not been corrected within 30 days of written notice thereof to the Executive by the Company, such notice to state with specificity the nature of the breach, failure or refusal; provided that if such breach, failure or refusal cannot reasonably be corrected within 30 days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; and, provided further that any such breach, failure or refusal by reason of Disability (as defined in Section 5(a) hereof) or death shall not constitute Cause for purposes hereof.

                  (d) Without Cause. The Company shall have the right to terminate the Executive's employment under this Agreement without Cause at any time during the Term of Employment, in which case Agreement shall terminate on the date specified in such notice.

                  (e) Good Reason. The Executive shall have the right to terminate his employment under this Agreement for Good Reason upon prior written notice to the Company, in which case this Agreement shall terminate on the date specified in such notice; provided that in the case of clause (i) or
(ii) of this Section 5(e), the date of termination specified in such notice shall be at least thirty days after the delivery of such notice, in each such case subject to the Company's right as provided below to remedy the event giving rise to the termination prior to the date of termination specified in such notice. For purposes of this Agreement, the term "Good Reason" shall mean:


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                           (i)      the assignment to the Executive of any
duties inconsistent in any material respect with the Executive's positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a material diminishment in such positions, authority, duties or responsibilities; or

                           (ii)     any failure by the Company to comply with
any of the provisions of Section 4 of this Agreement, including any decrease in bonus opportunity by reason of a change in employee group under the Company's Senior Management Incentive Plan as in effect from time; or

                           (iii)    any termination of the Executive's
employment by the Company otherwise than as permitted by this Agreement; or

                           (iv)     any failure by any Successor (as such term
is defined in Section 15(b) hereof) of the Company to comply with this Agreement; or

                           (v)      prior to the third anniversary of the date
of this Agreement, Holcombe T. Green, Jr. ceases to be the Chairman of the Board and Chief Executive Officer of the Company or any Successor (as defined in Section 15(b)); or

                           (vi)     the occurrence of a Change in Control of the
 Company.

For purposes of this provision, the Executive shall be deemed to have Good Reason to terminate his employment with the Company due to circumstances described in paragraphs (i) or (ii) above only if such circumstances are not corrected by the Company within 30 days of written notice thereof to the Company by the Executive. "Change in Control" means the occurrence of any one of the following events: (i) any person or other entity (other than a subsidiary of the Company or Holcombe T. Green, Jr. or any of his affiliates as defined in Rule 405 under the Securities Act of 1933), including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becoming the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company ordinarily entitled to vote for the election of directors of the Company, (ii) the Board approving the sale of all or substantially all of the property or assets of the Company, (iii) the Board approving a consolidation or merger of the Company with another corporation (other than with any subsidiary of the Company or in which the Company is the surviving corporation), the consummation of which would result in the occurrence of an event described in clause (i) above, or (iv) a change in the Board occurring with the result that the members of the Board on the effective date hereof (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.


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         6.       Obligations of the Company upon Termination.

                  (a) Termination by the Company Other Than for Cause or Disability; Termination by the Executive for Good Reason. If, during the Term of Employment, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates employment for Good Reason within a period of 90 days after the occurrence of the event giving rise to Good Reason, then and, with respect to payments and benefits described in clauses (i)(B), (i)(C) and (ii) below, only if the Executive executes a release of all employment-related claims against the Company and its affiliates in a form satisfactory to the Company:

                           (i)      the Company shall pay to the Executive the
following amounts:

                                    (A)     the sum of (1) the Executive's Base
Salary through the date of termination to the extent not theretofore paid, (2) any annual bonus payable under Section 4(b), which has been earned but not theretofore paid, (3) any accrued vacation pay to the extent not theretofore paid, and (4) unless the Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations");

                                    (B)     the amount equal to the product of
(x) the Executive's annual Base Salary in effect as of the date of termination, and (y) the number of whole and fractional years remaining in the Term of Employment as of the date of termination; and

                                    (C)     the amount equal to the product of
(x) the amount of the target bonus applicable to the Executive under the MIP in respect of the Company's fiscal year in which the date of termination occurs, and (y) the number of years remaining in the Term of Employment as of the date of termination (with any fractional years treated as whole years).

                           (ii)     all outstanding unvested awards under the
Stock Bonus Plan, the Omnibus Plan and any other equity compensation plans of the Company shall become immediately vested in full and, in the case of any stock options or similar awards requiring exercise by the holder, shall become immediately exercisable;

                           (iii)    for the remaining Term of Employment, the
Company shall continue medical and dental benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans described in Section 4 of this Agreement if the Executive's employment had not been terminated, which coverage shall be in addition to and shall not reduce any continuation coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); provided, however, that such benefits shall cease if the Executive becomes eligible to receive medical or dental benefits under the plan of another employer; and


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                           (iv)     to the extent not theretofore paid or
provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

The Company shall pay the amounts described in clause (i)(A) in a lump sum in cash within 60 days of the date of the termination. The Company shall pay the amounts described in clauses (i)(B) and (i)(C) on the dates such amounts would have been paid if the Executive's employment with the Company had not terminated; provided, however, that the Company shall discontinue such payments, and the Executive shall forfeit all rights to such amounts, if the Executive becomes employed by a Competitor (as defined in Section 9(b)). With respect to the medical and dental benefits described in clause (iii), the Company may charge the Executive an amount equal to the applicable employee premium for COBRA continuation coverage; provided, however, that in such event the Company shall reimburse the amount of such premium to the Executive.

                           (v)      The Company shall indemnify and hold the
Executive harmless from and against (i) the imposition of excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made pursuant to this Section 5(e) (including any payment made under this paragraph) or under any other plan, arrangement or agreement of the Company, its successors, any person whose actions result in a change of control of the Company or any person affiliated with any of them (collectively referred to as the "Payments"), and (ii) any federal, state or local income tax imposed on any payment made pursuant to this paragraph. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax, independent tax counsel, reasonably acceptable to the Executive, shall be selected by the Company's independent auditors. For the purpose of determining the amount of any payment under clause (ii) of the first sentence of this paragraph, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals in the calendar year in which the indemnity payment is to be made and state and local income taxes at the highest marginal rate of taxation applicable to individuals as are in effect in the state and locality of the Executive's domicile for income tax purposes in the calendar year in which such payment is to be made, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

                  (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Term of Employment, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits, and payment of an amount equal to the product of (x) the target MIP bonus applicable to the Executive for the fiscal year in which the date of termination occurs, and (y) a fraction, the numerator of which is the number of days in the fiscal year through the date of termination and the denominator of which is 365 (the "Prorated Bonus"). In addition, all outstanding unvested awards under the Stock Bonus Plan, the Omnibus Plan and any other equity compensation plans of the Company shall become immediately


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vested in full and, in the case of stock options or similar awards requiring exercise by the holder, shall become immediately exercisable. Accrued Obligations and the Prorated Bonus shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 60 days of the date of termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to the Executive on the date of his death.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Term of Employment, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, payment of an amount equal to the Prorated Bonus described in Section 6(b), and the timely payment or provision of Other Benefits. Accrued Obligations and the Prorated Bonus shall be paid to the Executive in a lump sum in cash within 60 days of the date of termination. In addition, for a period of one year following the date of termination, the Company shall continue medical and dental benefits to the Executive and/or the Executive's family on the same basis set forth in Section 6(a). With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 6(c) shall include, without limitation, and the Executive shall be entitled to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as are applicable to the Executive and his family on the date of termination.

                  (d) Cause or Voluntary Termination without Good Reason. If the Executive's employment shall be terminated for Cause during the Term of Employment, or if the Executive voluntarily terminates employment during the Term of Employment without Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

         7.       Obligations of the Executive upon Termination.

                  (a) Termination by the Company Other Than for Cause or Disability; Termination by the Executive for Good Reason. If, during the Term of Employment, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates employment for Good Reason within 90 days after the occurrence of the event giving rise to Good Reason, then the Executive shall have no further obligations hereunder.

                  (b) Other Termination of Employment. If, during the Term of Employment, the Executive's employment with the Company terminates for any reason other than the Employee's death or a termination described in Section 7(a), or if this Agreement expires on the third anniversary of notice by either party pursuant to Section 2, then the Executive shall remain subject to the provisions of Section 9.

                  (c) Mitigation. The Executive shall be under no obligation to mitigate damages in order to receive any of the payments or benefits described in Section 6.


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         8.       Non-exclusivity of Rights. Nothing in this Agreement shall prevent, limit or otherwise affect such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company at or subsequent to the Executive's date of termination shall be payable in accordance with such plan or program; provided, however, that payments made pursuant to Section 6(a) hereof shall be in lieu of any severance payments under the Company's severance plans, if any, as in effect; and provided further, that the Executive acknowledges that, upon request by the Company, he shall immediately reimburse the Company for any amounts which the Executive has received pursuant to any other severance plans of the Company, except that the Executive shall not be required to make any payment to the Company until all obligations of the Company to the Executive hereunder have been discharged.

         9.       Restrictions on Conduct of the Executive.

                  (a) General. The Executive and the Company understand and agree that the purpose of the provisions of this Section 9 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate the Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon the Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. The Executive hereby acknowledges that the post-employment restrictions set forth in this Section 9 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, the Executive shall be subject to the restrictions set forth in this Section 9.

                  (b) Definitions. The following capitalized terms used in this Section 9 shall have the meanings assigned to them below, which definitions shall apply to both the singular and plural forms of such terms:

                           "Competitive Position" means any employment with a
Competitor in which the Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which the Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by the Executive for the Company;

                           "Competitive Services" means the manufacturing and
marketing of textile home fashion products.

                           "Competitor" means any Person engaged, wholly or in
part, in Competitive Services.

                           "Confidential Information" means all information
regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information"


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shall include, but is not limited to, financial plans and data concerning the
Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

                           "Determination Date" means the date of termination of
the Executive's employment with the Company for any reason whatsoever or any earlier date (during the Term of Employment) of an alleged breach of the Restrictive Covenants by the Executive.

                           "Person" means any individual or any corporation,
partnership, joint venture, limited liability company, association or other entity or enterprise.

                           "Principal or Representative" means a principal,
owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                           "Protected Customers" means any Person to whom the
Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

                           "Protected Employees" means employees of the Company
who were employed by the Company at any time within six (6) months prior to the Determination Date.

                           "Restricted Period" means the Term of Employment and
a period extending for one year from the termination of the Executive's employment with the Company; provided, however, with respect to any Trade Secret that constitutes a trade secret under Georgia law, the Restricted Period shall be of unlimited duration.

                           "Restricted Territory" means the entire United
States.

                           "Restrictive Covenants" means the restrictive
covenants contained in Section 9(c) hereof.

                           "Trade Secrets" means all information, with regard to
form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value,


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actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

                  (c)      Restrictive Covenants.

                           (i)      Restriction on Disclosure and Use of
Confidential Information and Trade Secrets. The Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that the Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and the Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, the Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or the Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

         Anything herein to the contrary notwithstanding, the Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, the Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by the Executive.

                           (ii)     Nonsolicitation of Protected Employees.  The
Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that during the Restricted Period the Executive shall not directly or indirectly on the Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

                           (iii)    Restriction on Relationships with Protected
Customers. The Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that, during the Restricted Period, the Executive shall not, without the prior written consent of the Company, directly or indirectly, on the Executive's


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own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom the Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, the Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or
(c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Company.

                           (iv)     Noncompetition with the Company.  The
parties acknowledge: (A) that the Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that the Executive will have substantial contacts with customers, suppliers, advertisers and vendors of the Company; (B) that pursuant to this Agreement, the Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (C) that due to his management duties, the Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to the Executive's special experience and talent, the loss of the Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated with the Company; and (F) that the Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to the Executive hereunder, the Executive hereby agrees that, during the Restricted Period, the Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by the Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the 1934 Act.

                  (d)      Enforcement of Restrictive Covenants.

                           (i)      Rights and Remedies Upon Breach.  In the
event the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity;

                                    (A)     the right and remedy to enjoin,
preliminarily and permanently, the Executive from violating or threatening to violate the Restrictive Covenants and to have the


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


Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                                    (B)     the right and remedy to require the
Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transactions constituting a breach of the Restrictive Covenants.

                           (ii)     Severability of Covenants.  The Executive
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and the Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

         10. Deductions and Withholding; Expenses. The Executive agrees that the Company and/or its subsidiaries or affiliates shall withhold from any and all compensation paid to and required to be paid to the Executive pursuant to this Agreement, all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect and all amounts required to be deducted in respect of the Executive's coverage under applicable employee benefit plans. For purposes of this Agreement and calculations hereunder, all such deductions and withholdings shall be deemed to have been paid to and received by the Executive.

         11. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the Executive's employment. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

         12. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him. The waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

         13. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of Georgia, without regard to choice of law principles.

         14. Dispute Resolution. Except as necessary to specifically enforce, or enjoin the breach of this Agreement or any provision herein (to the extent such remedies may otherwise be available), any dispute arising out of or relating to this Agreement shall be submitted to binding arbitration by one arbiter under the then existing Commercial Arbitration Rules of the American Arbitration Association in arbitration proceedings conducted in Atlanta, Georgia. The arbiter shall have no power or authority in making his award to modify, enlarge or add to the terms and provisions of this Agreement, except as otherwise expressly agreed herein. The arbiter shall provide the parties a draft of the tentative award and the reasons therefor and permit them to submit briefs supporting or challenging the tentative award. Judgment upon the final award of the arbiter shall be binding upon the parties and may be entered in any court having jurisdiction. INITIALED: _____

         15. Assignability; Successors. (a) The obligations of the Executive may not be delegated and, except as expressly provided in Section 6(b) relating to beneficiaries, the Executive may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect.

                  (b) The Company and the Executive agree that this Agreement and each of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and binding upon any corporation or other business entity which succeeds to the assets or conducts the business of the Company, whether directly or indirectly, by purchase, merger, consolidation or otherwise (a "Successor"). In the event that another corporation or other business entity becomes a Successor of the Company, then the Successor shall, by an agreement in form and substance reasonably satisfactory to the Executive, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if there had been no Successor.

         16. Notices. All notices to the Company or the Executive permitted or required hereunder shall be in writing, shall refer to this Agreement and shall be delivered personally, by telecopier or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested; to the following addresses:

         The Company:
         WestPoint Stevens Inc.
         507 West Tenth Street
         West Point, Georgia  31833
         Attn:  M. Clayton Humphries, Jr.
                General Counsel
         with a copy to:

                  -------------------------

                  -------------------------

                  -------------------------

                  Attn:
                       --------------------

                       --------------------

         The Executive:

         David C. Meek

         ---------------------------

         ---------------------------

Any party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if sent by certified or registered mail, 3 days after deposit (postage prepaid) with the U.S. mail service; if sent by courier service providing for next day delivery, the next business day following deposit with such courier service; and if telecopied, when telecopied.

         17. Effective Date. This Agreement shall be effective as of the date first written above.

         18. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Atlanta, Georgia as of the date first above written.

                                             WESTPOINT STEVENS INC.


                                             By: /s/ Holcombe T. Green, Jr.
                                                --------------------------------
                                                Holcombe T. Green, Jr.
                                                Chairman of the Board and Chief
                                                Executive Officer

                                             /s/ David C. Meek
                                             ------------------------------
                                             David C. Meek


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